Hayward Holdings, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2024

1.Introduction

Hayward Holdings, Inc. (the “Company,” “Hayward,” “we,” “us” or “our”) has filed this Conflict Minerals Report as an exhibit to its Form SD as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Conflict Minerals Rule”).

The Conflict Minerals Rule imposes reporting obligations on public companies, including Hayward, whose manufactured final products contain one or more “conflict minerals” that are necessary to the functionality or production of those products. For purposes of the Conflict Minerals Rule and the related disclosures, the term “conflict minerals” is defined to include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold.

Hayward uses conflict minerals in some of our products and is therefore required to perform a reasonable country of origin inquiry into the sources of necessary conflict minerals in our products and disclose the results of such diligence. The design of our due diligence, survey of our suppliers and related results for the reporting period from January 1, 2024 through December 31, 2024 (the “Reporting Period”) are described below.

2.Company Overview

Hayward is an industry-leading global designer, manufacturer and marketer of a broad portfolio of pool and outdoor living systems. We offer a wide range of pool equipment, including single and high efficiency variable speed pumps, filters, robotic, suction and pressure cleaners, high efficiency gas heaters and heat pumps, LED illumination solutions, water features and landscape lighting, water sanitizers, salt chlorine generators, safety equipment and in-floor automated cleaning systems.

We maintain longstanding relationships with approximately 640 suppliers. We mainly purchase assembled components such as motors, metal parts, cables and extrusions from our suppliers. We also purchase raw materials, such as resins (ABS, PP, HDPE, PVC), metals (copper, steel, aluminum, titanium, ruthenium) and liner board (packaging).

For additional information about our business, including our business segments, products and services, customers, suppliers, and sales channels, refer to Hayward’s Annual Report on Form 10-K for the year ended December 31, 2024.

3.Conflict Minerals Compliance Process

A.Compliance Framework Overview

Hayward utilized the Organization for Economic Co-operation and Development (“OECD”) OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition to frame our conflict minerals compliance process.

B. Reasonable Country of Origin Inquiry
After a review of our business, Hayward determined that conflict minerals may be contained in certain of our products manufactured or contracted for manufacture during the Reporting Period. Because of this determination, we conducted in good faith a reasonable country of origin inquiry regarding those minerals, which was designed to determine whether any of the conflict minerals in our products originated in the Democratic Republic of the Congo (“DRC”) or any adjoining country (each adjoining country or the DRC, a “Covered Country”).

We identified certain suppliers that potentially supplied us with products that had the potential to contain conflict minerals and asked those suppliers to complete the Conflict Minerals Reporting Template (“CMRT”), the industry standard reporting tool created by the Responsible Minerals Initiative (“RMI”). Based on the responses received, we determined that certain of our products contained conflict minerals that may have originated in a Covered Country. Accordingly, we performed the following due diligence to determine the source of these necessary conflict minerals.

C. Due Diligence Performed
Hayward performed the due diligence measures presented below, which align with the five-step framework established by the OECD.

i. Establish Strong Company Management Systems
Hayward has taken steps to develop strong company management systems pertaining to the use of conflict minerals in our products and supply chain. We adopted a policy related to our sourcing of conflict minerals, which is available to the public on our Investor Relations website, at https://investor.hayward.com/resources/ESG-Policies/default.aspx. Additionally, we developed a cross-functional team to set Hayward’s conflict minerals strategy, enable timely implementation, and execute the due diligence program, which we refer to as our “conflict minerals team.” Our supply chain department has primary responsibility for program execution, with support by the financial reporting and legal departments. Senior management was briefed regularly about our due diligence efforts and findings along with the Audit Committee of our Board of Directors.

We also partnered with a team of dedicated program specialists through our third-party service provider, Source Intelligence. Due to its position in the supply chain, Hayward does not have a direct relationship with conflict mineral smelters and refiners. We rely on the information provided by our suppliers, as part of the reasonable country of origin process conducted by Source Intelligence and our conflict minerals team to understand the sourcing and use of conflict minerals in our products.

ii. Identify and Assess Risks in the Supply Chain

Hayward is a downstream user of conflict minerals, so, in general there are many third-parties between the mines or locations where the conflict minerals originate and the manufacturers that provide us with components used in our products. Hayward identified 239 suppliers as in-scope for conflict mineral regulatory purposes. In partnership with Source Intelligence, these suppliers were contacted as part of the reasonable country of origin process. Additional solicitation requests, including in languages other than English for our international partners, were sent to suppliers that did not respond or provide sufficient information. These suppliers were also escalated with the supply chain management team.
Hayward’s conflict mineral due diligence inquiry ended with a response rate of 69%, with 166 suppliers responding with a CMRT version 6.22 or higher.
Supplier responses were evaluated for plausibility, consistency and gaps. Source Intelligence maintains a smelter and refiner database that contains known metal processors, known exclusive recyclers, the mine country of origin and conflict-free certification status. Source Intelligence collected and reviewed the data submitted by suppliers via CMRTs and compared it against its existing database. Supplier responses listing entities that were not verified smelters and refiners were flagged and suppliers were asked for further clarification. Smelters and refiners were each assigned a risk level based on whether (1) it has an indication of sourcing from a Covered Country or (2) it is physically located within the DRC.

iii. Design and Implement a Strategy to Respond to Identified Risks

Our conflict minerals team identified suppliers who used high risk smelters and refiners. As part of the Company’s risk management plan, and to communicate the Company’s expectations with its suppliers, Hayward asked the following of these suppliers:

•What steps have you taken to ensure the proceeds are not funding violence?
•Have you requested the smelter become certified conflict-free?
•Are you attempting to remove this smelter from your suppliers?
•Would you be able to complete a part-level CMRT, confirming these smelters are not used in creating the parts and products we purchase if we provided you with a list of part numbers?

The responses from these suppliers are being reviewed.

iv. Independent Third-Party Audit
Consistent with Rule 13p-1 and the Securities and Exchange Commission’s (“SEC”) April 29, 2014 statement1 relating to Rule 13p-1, this Report is not required to be accompanied by an independent private sector audit.

v. Report Annually on Supply Chain Due Diligence
This Conflict Minerals Report constitutes our annual report on our conflict mineral supply chain due diligence and is available on our website at https://investor.hayward.com/financials/sec-filings/default.aspx, and is filed with the SEC.

4.Results of Review

Hayward identified 239 suppliers as in-scope for conflict mineral regulatory purposes. These suppliers were initially contacted by Source Intelligence as part of the reasonable country of origin inquiry process. The response rate was 69%, with 166 suppliers responding with a CMRT version of 6.22 or higher.
Of the responding 166 suppliers, 90 suppliers (54%) indicated one or more conflict minerals as necessary to the functionality or production of the products they may potentially supply to Hayward.
Based on the available data from Source Intelligence, those 90 suppliers sourced at least one of the conflict minerals from at least one of 368 verified smelters and refiners for the calendar year ending December 31, 2024. Of these 368 verified smelters and refiners, 49 smelters and refiners have an indication of sourcing from a Covered Country. Of these 49 smelters and refiners, four smelters, located outside of the DRC were identified as high risk as they are not certified conflict-free by RMI. Additionally, six smelters and refiners were physically located within the DRC, of which one smelter is identified as high risk as it is not certified conflict-free by RMI.
Attached as Annex I to this Conflict Minerals Report is a list of all the smelters and refiners identified by our suppliers in their completed CMRT forms that appear on the list of smelters maintained by RMI. Based on the information provided by the Company’s suppliers, smelters and refiners, as well as from RMI and other sources, Hayward believes the countries of origin of the conflict minerals contained in products manufactured by the Company or contracted by the Company to be manufactured include the countries listed in Annex II to this Conflict Minerals Report, as well as recycled and scrap sources.
As part of due diligence, Hayward identified the five verified smelters and refiners, noted in Annex I, in its supply chain as having an indication of sourcing one or more conflict minerals from a Covered Country or being physically located within the DRC, and not certified conflict free. Hayward also identified that of the 90 suppliers that indicated one or more conflict minerals as necessary, 29 suppliers indicated sourcing from the five high risk smelters and refiners.

5.Expected Future Actions

In compliance with the Conflict Mineral Rule, we have taken, and intend to take, additional steps to mitigate the risk that conflict minerals contained in our products could benefit armed groups in the DRC. These include engaging in further dialogue with our suppliers, undertaking to improve our response rate to the supplier survey, identifying potential areas of risk, and seeking products and components that comply with our Conflict Minerals Policy.

6.Forward-Looking Statements

This Conflict Minerals Report contains certain statements that are ‘‘forward-looking statements’’ as that term is defined under the Private Securities Litigation Reform Act of 1995 (the ‘‘Act’’) and releases issued by the SEC. All statements, other than statements of historical fact, included in this Conflict Minerals Report, are forward-looking statements relating to our conflict mineral compliance plans. When used in this document, words such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘would,’’ ‘‘intend,’’ ‘‘potential,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘target,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek’’ and similar expressions as they relate to us are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict or out of our control. Important factors that could affect our future results and could cause those results or other outcomes to differ materially from those
1 Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, Keith F. Higgins, Director, SEC Division of Corporation Finance, April 29, 2014.

indicated in our forward-looking statements include those factors set forth under “Risk Factors” in Hayward’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual outcomes and results may differ materially from these forward-looking statements. The forward-looking statements included in this Conflict Minerals Report are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations.

ANNEX I

List of smelters and refiners identified by our suppliers in their completed CMRT forms that appear on the list of smelters maintained by Responsible Minerals Initiative (RMI)
2

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conflict-Free Certifications[2]
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	LBMA, RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN	RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	LBMA, RMAP
Tantalum	AMG Brasil	CID001076	BRAZIL	RMAP
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIETNAM	RMAP
Tin	Aurubis Beerse	CID002773	BELGIUM	RMAP
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA	LBMA, RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA	RMAP
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA	RMAP
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)	RMAP
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	RMAP
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN	RMAP
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA	RMAP
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY	RMAP
Tungsten	Hydrometallurg, JSC*	CID002649	RUSSIAN FEDERATION
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA	LBMA, RMAP
2 Hayward acknowledges three different conflict-free certifications.
•Responsible Minerals Assurance Process: RMI
oRMAP: The smelter has an active certification or is in the process of renewing their certification.
oRMAP-Progressing: The smelter has been identified and has committed to obtaining certification within an agreed upon timeframe.
oRMAP-Active: The smelter is actively moving through the certification process.
•Responsible Gold Certificate: London Bullion Market Association (LBMA)
oLBMA: The smelter has obtained a Responsible Gold Certification.
•Chain of Custody Certificate: Responsible Jewelry Council (RJC)
oRJC: The smelter has obtained a Chain-of-Custody Certification.

* Based on information provided by the Company’s suppliers, as well as RMI and other sources, for this smelter, there is an indication of sourcing one or more conflict minerals from a Covered Country or being physically located within the DRC, and not certified conflict free.

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA	RMAP
Tantalum	KEMET de Mexico	CID002539	MEXICO	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	RMAP
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	RMAP
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA	RMAP
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN	LBMA, RMAP
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN	LBMA, RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	RMAP
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals*	CID001386	RUSSIAN FEDERATION
Tin	PT Bangka Tin Industry	CID001419	INDONESIA	RMAP
Tin	PT Bukit Timah	CID001428	INDONESIA	RMAP
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA	RMAP
Tin	PT Timah Nusantara	CID001486	INDONESIA	RMAP
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA	RMAP
Gold	Samduck Precious Metals*	CID001555	KOREA, REPUBLIC OF
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN	RMAP
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND	RMAP
Tantalum	TANIOBIS GmbH	CID002545	GERMANY	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY	RMAP
Tin	Thaisarco	CID001898	THAILAND	RMAP
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN	RMAP
Tin	VQB Mineral and Trading Group JSC*	CID002015	VIETNAM
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA	RMAP
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL	LBMA, RMAP
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND	LBMA, RJC, RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA	LBMA
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF	RMAP

Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN	RMAP
Gold	Heimerle + Meule GmbH	CID000694	GERMANY	LBMA, RJC, RMAP
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA	LBMA, RJC, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	CHINA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA	RMAP
Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF	LBMA, RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA	RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA	LBMA, RJC, RMAP
Gold	MKS PAMP SA	CID001352	SWITZERLAND	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY	LBMA, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	RMAP
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA	RMAP
Gold	PX Precinox S.A.	CID001498	SWITZERLAND	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	LBMA, RMAP
Gold	Yamakin Co., Ltd.	CID002100	JAPAN	RMAP
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	LBMA, RMAP
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243	CHINA	LBMA, RMAP
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA	RMAP
Gold	Agosi AG	CID000035	GERMANY	LBMA, RJC, RMAP
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	RMAP
Tin	Alpha Assembly Solutions Inc	CID000292	UNITED STATES OF AMERICA	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIETNAM
Gold	ASAHI METALFINE, Inc.	CID000082	JAPAN	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA	LBMA, RMAP
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA	LBMA, RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Aurubis AG	CID000113	GERMANY	LBMA, RMAP
Tin	Aurubis Berango	CID002774	SPAIN	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	LBMA, RMAP
Gold	Boliden Ronnskar	CID000157	SWEDEN	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY	LBMA, RJC, RMAP
Gold	Caridad	CID000180	MEXICO
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND	RJC

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA	RMAP
Gold	Chimet S.p.A.	CID000233	ITALY	LBMA, RMAP
Tin	China Tin Group Co., Ltd.	CID001070	CHINA	RMAP
Gold	Chugai Mining	CID000264	JAPAN	RMAP
Tin	CV Ayi Jaya	CID002570	INDONESIA	RMAP
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA	RMAP
Gold	Dowa	CID000401	JAPAN	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIETNAM
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL	RMAP
Tin	Fenix Metals	CID000468	POLAND	RMAP
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	RMAP
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA	RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA	LBMA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA	RMAP
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	RMAP
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA	RMAP
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA	RMAP
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA	LBMA, RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	LBMA, RMAP

Gold	Istanbul Gold Refinery	CID000814	TURKEY	LBMA, RMAP
Gold	Japan Mint	CID000823	JAPAN	LBMA, RMAP
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA	RMAP
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	CID000937	JAPAN	LBMA, RMAP
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Kazzinc	CID000957	KAZAKHSTAN	LBMA, RMAP
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA	RMAP
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND	RMAP
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN	RMAP
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN	LBMA
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	RMAP
Tungsten	Masan High-Tech Materials	CID002543	VIETNAM	RMAP
Gold	Materion	CID001113	UNITED STATES OF AMERICA	RMAP
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	LBMA, RMAP
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL	RMAP - Active
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA	RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	LBMA, RJC, RMAP
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND	LBMA, RJC, RMAP

Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO	LBMA, RMAP
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL	RMAP
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL	RMAP
Tin	Minsur	CID001182	PERU	RMAP
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN	RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	LBMA, RMAP
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN	RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA	LBMA, RMAP
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	LBMA, RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA	RMAP
Tin	Novosibirsk Tin Combine	CID001305	RUSSIAN FEDERATION
Tantalum	NPM Silmet AS	CID001200	ESTONIA	RMAP
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES	RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA	RMAP - Active
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	LBMA, RMAP
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA	RMAP
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA	RMAP
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	RMAP
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA	RMAP
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA	RMAP
Tin	PT Bangka Prima Tin	CID002776	INDONESIA	RMAP
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA	RMAP
Tin	PT Mitra Stania Prima	CID001453	INDONESIA	RMAP
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA	RMAP
Tin	PT Prima Timah Utama	CID001458	INDONESIA	RMAP
Tin	PT Refined Bangka Tin	CID001460	INDONESIA	RMAP
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA	RMAP
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA	RMAP

Tin	PT Timah Tbk Kundur	CID001477	INDONESIA	RMAP
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA	RMAP
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA	RMAP
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA	RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
Gold	Royal Canadian Mint	CID001534	CANADA	LBMA, RMAP
Tin	Rui Da Hung	CID001539	TAIWAN	RMAP
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	CID002973	ITALY	RJC
Gold	SAFINA A.S.	CID002290	CZECHIA	RMAP
Gold	SAMWON METALS Corp.	CID001562	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN	LBMA, RJC, RMAP
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA	LBMA, RMAP
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN	LBMA, RMAP
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	LBMA, RMAP
Gold	Super Dragon Technology Co., Ltd.	CID001810	TAIWAN
Gold	T.C.A S.p.A	CID002580	ITALY	LBMA, RMAP
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA	RMAP
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA	RMAP
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA	RMAP
Gold	Valcambi S.A.	CID002003	SWITZERLAND	LBMA, RJC, RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA	LBMA, RMAP

Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL	RMAP
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY	RJC, RMAP
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	CHINA	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA	RMAP
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	African Gold Refinery*	CID003185	UGANDA
Gold	GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF	RMAP
Tin	Luna Smelter, Ltd.	CID003387	RWANDA	RMAP
Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE	RMAP
Tantalum	PowerX Ltd.	CID004054	RWANDA	RMAP
Tin	Woodcross Smelting Company Limited	CID004724	UGANDA	RMAP
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES	RJC
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES
Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604	SOUTH AFRICA	RMAP
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	SOUTH AFRICA	RMAP
Gold	Impala Platinum - Rustenburg Smelter	CID004610	SOUTH AFRICA	RMAP
Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA	RJC, RMAP
Gold	SAM Precious Metals FZ-LLC	CID003666	UNITED ARAB EMIRATES	RJC
Tantalum	5D Production OU	CID003926	ESTONIA
Gold	8853 S.p.A.	CID002763	ITALY	RJC
Gold	ABC Refinery Pty Ltd.	CID002920	AUSTRALIA	LBMA
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA	RMAP
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL
Gold	Albino Mountinho Lda.	CID002760	PORTUGAL
Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA
Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION
Gold	Attero Recycling Pvt Ltd	CID004697	INDIA
Gold	Augmont Enterprises Private Limited	CID003461	INDIA

Gold	Bangalore Refinery	CID002863	INDIA	RMAP - Active
Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA	RMAP
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA
Gold	Coimpa Industrial LTDA	CID004010	BRAZIL	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL	RMAP
Tin	CRM Synergies	CID003524	SPAIN	RMAP
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL	RMAP
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	KOREA, REPUBLIC OF
Gold	Dongwu Gold Group	CID003663	CHINA	LBMA
Tin	Dowa	CID000402	JAPAN	RMAP
Tin	DS Myanmar	CID003831	MYANMAR	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN	RMAP
Gold	Elite Industech Co., Ltd.	CID004755	CHINA	RMAP
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	AUSTRALIA	RMAP
Gold	Gold by Gold Colombia	CID003641	COLOMBIA	RMAP
Gold	Gold Coast Refinery	CID003186	GHANA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA	RMAP

Tungsten	HANNAE FOR T Co., Ltd.	CID003978	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA	RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA
Gold	Inca One (Chala One Plant)	CID004704	PERU
Gold	Inca One (Koricancha Plant)	CID004705	PERU
Gold	Industrial Refining Company	CID002587	BELGIUM
Gold	Italpreziosi	CID002765	ITALY	RJC, RMAP
Gold	JALAN & Company	CID002893	INDIA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA	RMAP
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RUSSIAN FEDERATION
Gold	K.A. Rasmussen	CID003497	NORWAY
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF	RMAP
Gold	Kundan Care Products Ltd.	CID003463	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN	RMAP
Tungsten	Lianyou Resources Co., Ltd.	CID004397	TAIWAN	RMAP
Tungsten	LLC Vostok	CID003643	RUSSIAN FEDERATION
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	CHINA
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA
Tungsten	MALAMET SMELTING SDN. BHD.	CID004056	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA	RMAP
Gold	Marsam Metals	CID002606	BRAZIL
Gold	MD Overseas	CID003548	INDIA
Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	VIETNAM
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF	RMAP
Gold	NOBLE METAL SERVICES	CID003690	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	CID003614	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 2	CID003612	RUSSIAN FEDERATION
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	PHILIPPINES	RMAP
Tungsten	Philippine Carreytech Metal Corp.	CID004438	PHILIPPINES	RMAP - Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES	RMAP
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE	RMAP
Tin	Pongpipat Company Limited	CID003208	MYANMAR
Tin	Precious Minerals and Smelting Limited	CID003409	INDIA
Tin	PT Bangka Serumpun	CID003205	INDONESIA	RMAP
Tin	PT Masbro Alam Stania	CID003380	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA	RMAP
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA	RMAP
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA	RMAP
Tin	PT Rajehan Ariq	CID002593	INDONESIA	RMAP
Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS	RMAP
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL	RMAP
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA	RMAP
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	INDIA
Gold	SAAMP	CID002761	FRANCE	RJC
Gold	Sai Refinery	CID002853	INDIA
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	CHINA	LBMA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	CHINA	RMAP
Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	LBMA, RMAP
Gold	Sovereign Metals	CID003383	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF	RMAP

Tin	Super Ligas	CID002756	BRAZIL	RMAP
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY	RMAP
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA	RMAP
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN	LBMA, RMAP
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIETNAM	RMAP
Tungsten	Unecha Refractory Metals Plant	CID002724	RUSSIAN FEDERATION
Gold	WEEEREFINING	CID003615	FRANCE	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA	RMAP

ANNEX II
List of Countries of Origin for Conflict Minerals3

ANGOLA
ARGENTINA
ARMENIA
AUSTRALIA
AUSTRIA
BELARUS
BELGIUM
BERMUDA
BOLIVIA
BRAZIL
BURUNDI
CAMBODIA
CANADA
CENTRAL AFRICAN REPUBLIC
CHILE
CHINA
COLOMBIA
CONGO
COTE D'IVOIRE
CZECHIA
DRC - CONGO
DJIBOUTI
ECUADOR
EGYPT
ESTONIA
ETHIOPIA
FINLAND
FRANCE
GERMANY
GHANA
GUINEA
GUYANA
HONG KONG
HUNGARY
INDIA
INDONESIA
IRELAND
ISRAEL
ITALY
JAPAN
JERSEY

KAZAKHSTAN
KENYA
KOREA, REPUBLIC OF
KYRGYZSTAN
LAO PEOPLE'S DEMOCRATIC REPUBLIC
LUXEMBOURG
MADAGASCAR
MALAYSIA
MALI
MEXICO
MONGOLIA
MOROCCO
MOZAMBIQUE
MYANMAR
NAMIBIA
NETHERLANDS
NEW ZEALAND
NIGER
NIGERIA
PAPUA NEW GUINEA
PERU
PHILIPPINES
POLAND
PORTUGAL
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA
SIERRA LEONE
SINGAPORE
SLOVAKIA
SOUTH AFRICA
SOUTH SUDAN
SPAIN
SURINAME
SWEDEN
SWITZERLAND
TAIWAN
TAJIKISTAN
THAILAND
TURKEY
UGANDA

UNITED ARAB EMIRATES
UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
UNITED REPUBLIC OF TANZANIA
UNITED STATES OF AMERICA
UZBEKISTAN
VIETNAM
ZAMBIA
ZIMBABWE
3 This list of potential countries of origin is populated based on publicly available information and our reasonable country of origin due diligence. Hayward is not certain which of these countries of origin can be linked to our products as the CMRTs received were company-level not product level.